BUSINESS PROMISSORY/CREDIT NOTE

            (for loans in the principal amount greater than $250,000)

Borrower: Name: Tel-instrument   Lender: [X] SUMMIT BANK     [ ] SUMMIT BANK
               Electronics Corp.         ("Lender")          ("Lender")
                                         210 MAIN STREET     ONE BETHLEHEM PLAZA
                                         HACKENSACK, NJ      BETHLEHEM, PA 18018
                                         07602

               (individually and collectively, jointly
               and severally, the "Borrower")
               Address: 728 Garden Street
               Carlstadt, N.J. 07072

           Name:

           (individually and collectively, jointly
           and severally, the "Borrower")
           Address:

Principal Amount: $ 350,000.00                      Date of Note:  July 22, 1998

FOR VALUE RECEIVED, Borrower unconditionally promises to pay to the order of Lender the above principal amount in U.S. Dollars or, if a line of credit, such lesser amount of advances made but not repaid (including the face amount of any letter of credit issued and such other financial accommodations as may have been made), together with interest at the rate and on the terms provided in this Business Promissory/Credit Note (including all renewals, extensions and/or modifications, this "Note"). Any advance(s) shall be conclusively presumed to have been made at the request of Borrower when (1) deposited or credited to an account of Borrower with Lender, or (2) made in accordance with the oral or written instructions of Borrower, or of anyone on behalf of Borrower. Any such sums borrowed or reborrowed must be in multiples of 5% of the Principal Amount. This Note and all documents executed in connection with this Note are referred to herein as the "Loan Documents."

[ ] Borrower authorizes Lender to effect payment of sums due hereunder by debiting Borrower's bank accounts maintained at Lender. If this line is not checked, Borrower shall pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

--------------------------------------------------------------------------------

INTEREST RATE. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days, unless prohibited by law. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at

[ ]   Fixed Rate. The rate of ________ percent per annum.

[X] Lender's Prevailing Base Rate. Lender's Prevailing Base Rate plus 1.00 percent. Lender's Prevailing Base Rate is the rate announced by Lender from time to time and is subject to change without prior notice to Borrower. Lender lends at rates both above and below Lender's Prevailing Base Rate, and Borrower acknowledges that Lender's Prevailing Base Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

[ ]   The   rate of __________.

--------------------------------------------------------------------------------

PAYMENT SCHEDULE. All payments received hereunder will be applied first to the payment of accrued interest, any expenses or charges payable hereunder and the balance only applied to principal. Borrower shall pay in accordance with the following payment schedule:

OPTION 1: Principal and Interest shall be paid:

[ ]   Principal shall be paid on demand.

[X]   Principal shall be paid in a single payment on July l5, 1999.

[ ] Principal shall be paid in equal [ ] monthly [ ] quarterly installments of $ each, commencing on ___, _____, and continuing on the same day of each successive month quarter thereafter, with a final payment of all unpaid principal, interest and all other amounts recoverable under the Loan Documents on ________, _____.

[ ]   Interest  shall  be  paid  in  [X]  monthly  [ ]   quarterly  installments
      commencing on August 15, 1998, and continuing on the same day of each successive [X] month [ ] quarter thereafter with a final payment of all unpaid interest and all other amounts recoverable under the Loan Documents at the time of final payment of unpaid principal.

OPTION 2: Principal and interest shall be paid:

[ ]   [ ]  monthly  [ ]  quarterly  in  installments  of $ each,  commencing  on
      _______, ______,and continuing on the same day of each successive [ ] month [ ] quarter thereafter, with a final payment of all unpaid principal, interest and all other amounts recoverable under the Loan Documents on _______, _______.

LATE CHARGES. If any payment is not received by Lender within TEN (10) days after its due date, Borrower shall, to the extent permitted by law, pay Lender a late charge of 5% of the overdue payment (in no event to be less than $25.00 nor more than $2,500.00). Any such late charge assessed is immediately due and payable.

REPRESENTATIONS AND WARRANTIES. Borrower continually represents and warrants to Lender that the execution, delivery, and performance of the Loan Documents by Borrower and any other parties thereto do not require the consent or approval of any other party; and do not conflict with, result in a violation of, or constitute a default under any agreement or other instrument binding upon such parties or any law, regulation, court decree, or order applicable to such parties. The Loan Documents constitute legal, valid and binding obligations of the parties thereto enforceable in accordance with their respective terms. Borrower shall use all loan proceeds solely for business or commercial purposes.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, at all times any amounts owing to Lender exist, Borrower shall (i) furnish such information (including, without limitation, tax returns and financial information) with respect to Borrower's financial condition and business operations as Lender may request from time to time and cooperate and join with Lender in taking all such further actions as Lender deems necessary to effectuate the provisions of the Loan Documents; and (ii) permit employees or agents of Lender full and complete access to any or all of Borrower's properties and financial records, to make extracts from and/or audit such records and to examine and discuss Borrower's properties, business, finances and affairs with Borrower's officers and outside accountants, all at Borrower's expense.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that, at all times any amounts owing to Lender exist, Borrower shall not, without the prior written consent of Lender: (a) engage in any business activities substantially different than those in which Borrower is presently engaged; (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change name, dissolve or transfer or sell Lender's collateral outside of the ordinary course of business; or (c) loan, invest in or advance money or assets to any other person or entity, or purchase, create or acquire any interest in any other enterprise or entity-

EVENTS OF DEFAULT AND EFFECT THEREOF. Each of the following shall constitute an event of default ("Event of Default") under this Note: (a) failure of Borrower to make any payment when due hereunder; (b) failure of Borrower to comply with or to perform any term or condition contained in the Loan Documents; (c) default by Borrower under any other loan agreement with any other creditor; (d) any warranty, representation or statement made to Lender by or on behalf of Borrower is false or misleading; (e) the dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; (f) the filing, entry or issuance of any judgment, execution, garnishment, attachment, distraint, or lien against Borrower or any of Borrower's property, or the entry of any order enjoining or restraining Borrower and/or restraining or seizing any property of Borrower; (g) failure of Borrower to furnish any information requested by Lender or to permit Lender to inspect Borrower's books and records or property; (h) a material adverse change in Borrower's financial condition; or
(i) any of the preceding events occurs with respect to any guarantor of any of the amounts owed to Lender, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the amounts owed to Lender. Upon the occurrence of an Event of Default, all commitments and obligations of Lender under the Loan Documents immediately will terminate and, at Lender's option, all amounts owing to Lender will become due and payable immediately, all without notice of any kind to Borrower. In addition, Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise. All of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform any obligation of Borrower or of any guarantor shall not affect Lender's right to declare an Event of Default and to exercise its rights and remedies.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Borrower's right, title and interest in and to, Borrower's present and future bank accounts. Borrower authorizes Lender to charge or set off all sums owing to Lender against any and all such accounts and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

EXPENSES. Borrower agrees to pay to Lender, at closing and otherwise upon demand, all reasonable costs and expenses incurred by Lender (including the fees and expenses of in-house and outside counsel) in connection with (1) the preparation, negotiation, execution, delivery and administration of this Note and the other related loan documents and instruments, and any modifications thereto, and (2) collection of amounts due Lender under the Note or any other related loan documents and instruments, or the enforcement or preservation of Lender's rights under this Note and other related loan document and instruments, whether by judicial proceeding or otherwise, including, without limitation, any court proceeding, bankruptcy or insolvency case, appeal, or post-judgment collection services. In the absence of proof by Lender of actual fees and expenses of a greater amount, Borrower agrees that for any enforcement of Lender's rights under the Note and other related loan documents and instruments, 25% of the outstanding balance of the Note is a reasonable amount for Lender's fees and expenses.

GENERAL PROVISIONS. Borrower waives presentment, demand for payment, protest, notice of dishonor, and notice of default. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, Borrower shall not be released from liability- Borrower agrees that Lender may renew or extend this Note, or release any party, guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in any collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone-

MISCELLANEOUS PROVISIONS.

      Severability. If any provision of the Loan Documents is found to be invalid or unenforceable, such provision shall be stricken and all remaining provisions of the Loan Documents shall remain valid and enforceable.

      Waiver; Amendments. No amendment of the Loan Documents, and no waiver of any one or more of the provisions hereof and thereof, shall be effective unless set forth in writing prepared by Borrower and signed by Lender; provided, however, that any such waiver shall be restricted to the matters specified in such writing.

      Entire Agreement- The Loan Documents constitute the sole agreement of the parties regarding the subject matter hereof and thereof and supersede all oral negotiations and prior writings regarding the subject matter hereof and thereof.

      Waiver Of Jury Trial. Borrower and Lender acknowledge and agree that each party knowingly, voluntarily and intentionally waives the right to trial by jury with respect to any matter relating to, arising from or in connection with the Loan Documents.

      Further Assurances. Borrower agrees to cooperate and take all necessary steps as reasonably requested by Lender to carry out the spirit and intent of the Loan Documents, including, without limitation, executing or reexecuting any of the Loan Documents.

      Successors and Assigns. The Loan Documents shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower may not assign or transfer Borrower's rights under the Loan Documents without the prior written consent of Lender.

In witness whereof, Borrower, intending to be legally bound, has executed this Note as of the date above.

BORROWER: Tel-instrument Electronics Corp.        ATTEST:

By:  Name: Harold K. Fletcher                     Name: Donald S. Bab
     Title: President                             Title: Secretary

BORROWER:                                         ATTEST:

By:  Name:                                        Name:
     Title:                                       Title

     DOLORES McGUIRE

NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES SEPT. 20, 1998

                     BUSINESS COMMERCIAL SECURITY AGREEMENT

Debtor: Name: Tel-instrument   Lender: [X] SUMMIT BANK     [ ] SUMMIT BANK
               Electronics Corp.         ("Lender")          ("Lender")
                                         210 MAIN STREET     ONE BETHLEHEM PLAZA
                                         HACKENSACK, NJ      BETHLEHEM, PA 18018
                                         07602

               (individually and collectively, jointly
               and severally, the "Borrower")
               Address: 728 Garden Street
               Carlstadt, N.J. 07072

               Name:                                 If Debtor is
                                                     not the Borrower,
                                                     the Borrower is:

                 (individually and collectively, jointly
                 and severally, the "Debtor")

               Address:

DATE OF AGREEMENT: July 22, 1998

DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Business Promissory/Credit Note or BLOC Credit Note, whichever is executed in connection with this Agreement (the "Note") and if not define - d in the Note, then the Uniform Commercial Code in effect from time to time in the state or states in which the Collateral is located. The word "Indebtedness" shall mean all amounts owed by Debtor (as primary obligor or guarantor) to Lender, including any outstanding principal, accrued and unpaid interest thereon, Lender's expenses and any other sums recoverable by Lender. The word "Collateral" means the following described property of Debtor (and as more fully described in the attachments to the UCC-1 financing statements executed in connection herewith), whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, together with all Proceeds thereof and all insurance proceeds pertaining thereto:

             [X] Inventory                    [X] Equipment
             [X] Accounts                     [X] General Intangibles

GRANT OF SECURITY INTEREST. In order to secure the payment of the Indebtedness and performance of Debtor's obligations to Lender, Debtor hereby grants to Lender a continuing security interest in and lien upon its right, title, and interest in the Collateral. If Debtor has granted any security interest(s) to Lender in any or all of the Collateral prior to the date of this Agreement, this Agreement shall be deemed to be a reaffirmation of the previously granted security interest(s).

REPRESENTATIONS AND COVENANTS. Debtor warrants and covenants to Lender as follows:

      Perfection of Security Interest. Debtor agrees to execute such financing statements and to take whatever other actions are requested by Lender to evidence, perfect and continue Lender's security interest in the Collateral. Debtor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement or otherwise carry out the terms of this Agreement. Lender may at any time, and without further authorization from Debtor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Debtor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Debtor will promptly notify Lender before any change in Debtor's name or use of fictitious or trade names not otherwise disclosed in writing to Lender.

      Location of and Transactions Involving the Collateral. All Collateral is located at Debtor's address shown above. Debtor shall not remove the Collateral from its existing locations without the prior written consent of Lender. Except for inventory sold or accounts collected in the ordinary course of Debtor's business, Debtor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Debtor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. Unless waived by Lender, all proceeds from any disposition of the Collateral shall be held in trust for Lender, shall not be commingled with any other funds, and shall immediately be delivered to Lender. This requirement, however, does not constitute consent by Lender to any such disposition.

      Collateral Schedules and Locations. At Lender's request, Debtor shall deliver to Lender (i) schedules of accounts and general intangibles, in form and substance satisfactory to Lender, and (ii) such lists, descriptions, and designations of inventory and equipment as Lender may request. Such information shall be submitted for Debtor and each of its subsidiaries or related companies.

      Maintenance and Inspection of Collateral. Debtor shall maintain all tangible Collateral in good-condition and repair. Debtor will not commit or permit damage to or destruction of any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the collateral wherever located. Debtor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings or events affecting the Collateral or the value or the amount of the Collateral.

      Taxes, Assessments and Liens. Debtor will complete and file all necessary federal, state and local tax returns and will pay when due all taxes, assessments, levies and liens upon the Collateral and provide evidence of such payments to Lender upon request.

      Insurance. Debtor shall procure and maintain such insurance as Lender may require with respect to the Collateral, in form, amounts and coverages reasonably acceptable to Lender and issued by a company reasonably acceptable to Lender. Debtor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance, which shall contain provisions that the coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Lender. Each insurance policy shall also include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Debtor or any other person. Each such policy shall also name Lender as loss payee. If Debtor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may obtain such insurance as Lender deems appropriate and the costs incurred by Lender shall be added to the Indebtedness. Debtor shall promptly notify Lender of any loss or damage to the Collateral.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Loan Documents from the date incurred or paid by Lender to the date of repayment by Debtor. This Agreement also will secure the payment of these amounts. This right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Lender shall have the following rights and remedies, in addition to the rights and remedies available to Lender under the other Loan Documents:

      Assemble Collateral. Lender may require Debtor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at any time of repossession, Debtor agrees that Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Debtor after repossession.

      Sell the Collateral- Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Debtor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may give Debtor five (5) business days' prior notice of the time after which any private sale or any other intended disposition of the Collateral is to be made, which Debtor agrees is commercially reasonable. All expenses relating to the disposition of the Collateral, including, without limitation, the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness and secured hereby.

      Collection of Accounts. Lender may exercise its rights to collect the Accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness.

      Power of Attorney. Debtor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution, to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor, to execute and deliver its release and settlement for such claims; and (d) to file any claim or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the payment and performance obligations of Debtor to Lender, and is irrevocable and shall remain in full force and effect until renounced by Lender.

IN WITNESS WHEREOF, DEBTOR AND LENDER, INTENDING TO BE LEGALLY BOUND, HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

  DEBTOR:  Tel-instrument Electronics Corp.      ATTEST:


     By:
     Name: Harold K. Fetcher                           Name:  Donald S. Bab
     Title:   President                                Title:  Secretary

     By:
     Name:                                             Name:
     Title:                                            Title:

                      LENDER:      Summit Bank
  BY:
       Authorized Representative   Jaclynn Da Costa, Assistant Vice President